Execution Version

AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE (this “Lease”), made this 12th day of September, 2008 (the “Effective Date”), by and between PENNINGTON PARTNERS, LLC, a Maryland limited liability company, hereinafter referred to as “Landlord”; and NEW GENERATION BIOFUELS HOLDINGS, INC., a Florida corporation, hereinafter referred to as “Tenant”.

WITNESSETH, THAT FOR AND IN CONSIDERATION of the rents, and of the mutual covenants and agreements of the parties hereto as are hereinafter set forth, Landlord and Tenant do hereby agree as follows:

ARTICLE I - The Premises

Section 1.1. Demise. Landlord is the owner of that that certain real property known as Lot 16 on Block 7177 as shown on Tax Map 25, lying in Baltimore City, Maryland (the “Parcel”); the Parcel a part of a larger tract of land owned by Landlord, which larger tract is described in Exhibit A-1 attached hereto and made a part hereof (the “Landlord’s Property”). Landlord hereby leases to Tenant and Tenant rents from Landlord that certain portion of the Parcel that is marked by cross-hatching on the attached Exhibit A-2 to this Lease together with all buildings, improvements, tankage, pipes, conduits, pipe racks and equipment currently located thereon (collectively, the “Premises”), and together with (i) pipes and conduits now or hereafter located on Landlord’s Property to be exclusively used by Tenant (as outlined on Exhibit A-2, as from time to time revised), including pipes and conduits to be constructed by Tenant pursuant to the terms hereof, (ii) an easement for pipes and access from each separate parcel that constitutes the Premises to the other parcel, (iii) an easement for pipes and access from the Premises to the dock, railway and truck receiving areas, (iv) an easement for pipes and access from the Premises to the dock, railway and truck loading areas (the areas subject to the easements in the foregoing (ii), (iii), and (iv) (the “Easement Areas”) and (v) the right to the use in common with Landlord and other tenants on Landlord’s Property of the roadways, the dock labeled as “Shared Dock Access” on Exhibit A-2, rail tracks used by Tenant pursuant to the Terminaling Services Agreement (as hereinafter defined), pipe racks, interconnections and other common areas of Landlord’s Property, for purpose of ingress and egress to and from the Premises, including ingress and egress to said docks and rail tracks and to Aspen Street and any other street that abuts Landlord’s Property. This Lease shall at all times be subject to the operation and effect of any and all instruments and matters of record, and matters not of record, which are listed on Exhibit B attached hereto and made a part hereof. Landlord hereby represents and warrants to Tenant that none of the instruments set forth on Exhibit B adversely affect the use of the Premises by Tenant for operation of Tenant’s Business in any material respect. The Premises is being leased in “AS IS” condition, subject only to such covenants, representations and warranties concerning the Premises as are set forth in this Lease. Landlord reserves the right to use, maintain, repair and replace any pipes or conduits currently located on the Premises, and serving other parts of Landlord’s Property and to install, use, maintain, repair and replace additional pipes through, under over and across the Premises and serving other portions of Landlord’s Property, as long as the same does not unreasonably interfere with Tenant’s use of the Premises or Tenant’s access thereto.

Tenant shall have the right to construct, refurbish, maintain any pipes in the Easement Areas. At Tenant’s request, Landlord and Tenant shall attach to this Lease as part of Exhibit A-2 an outline that shows the easement areas. Landlord shall not restrict, impair or otherwise affect Tenant’s use of the Easement Areas and Tenant’s use of any pipes now or hereafter located in the Easement Areas shall be exclusive.

Execution Version

ARTICLE II – Term; Rent Commencement Date; Early Termination Option.

Section 2.1. Term; Rent Commencement Date. The term (the “Initial Term”) of this Lease shall commence on the Effective Date (the “Rent Commencement Date”) and shall continue thereafter for a period that expires on the last day of the fifth Rental Year, subject to any right of renewal herein contained.

Section 2.2. Renewal Options. If Tenant is not then in default in the performance of any of the terms and conditions of this Lease, Tenant shall have an option to renew this Lease for three (3) additional consecutive periods of five (5) Rental Years each (each, a “Renewal Term”), upon the same terms and conditions set forth herein. The Initial Term, as extended by any Renewal Term, is referred to herein as the “Term.” For Tenant to validly exercise said renewal options, Tenant shall give written notice to Landlord at least six (6) months prior to the expiration of the then current Term, in which event the parties shall be bound for said renewal term to the same extent as if such renewal term were initially included in the Initial Term.

Section 2.3. Early Termination Option.

At any time during the Term, including during any Renewal Term, provided that Tenant is not then in default under the terms and conditions of this Lease, and does not commit any default through the date of termination, Tenant shall have the absolute right to terminate this Lease, for any reason or for no reason, upon delivery of not less than six (6) months prior written notice to Landlord (the “Early Termination Option”). As a condition to the effectiveness of Tenant’s exercise of the Early Termination Option, Tenant shall pay to Landlord a termination fee (the “Early Termination Fee”) calculated by taking the monthly Base Rent due between the effective date of termination and the end of the current term of the Lease (including any previously exercised renewal option) and discounting the same to present value using a 25% discount rate. The Early Termination Fee shall be paid together with the notice exercising the Early Termination Option. As a condition of the effectiveness of the exercise of the Early Termination Option, Tenant shall cause to be released any leasehold mortgage to which Tenant has subjected the Premises or this Lease. Upon the proper exercise of the Early Termination Option, the release of any existing leasehold mortgages encumbering this Lease or the Premises and payment of any applicable Early Termination Fee, this Lease shall terminate and the parties shall have no further rights or obligations hereunder (except for those rights and obligations that expressly survive the expiration or earlier termination of this Lease).

ARTICLE III - Rents.

Section 3.1. Base Rent. Tenant covenants and agrees to pay to Landlord, on the first day of each full calendar month commencing October 1, 2008 (each a “Rent Payment Date”) monthly payments of Base Rent for the Premises in accordance with the schedule below:

Months 1 – 6	$35,000 monthly
Months 7 v 12	$55,000 monthly
Months 13 – 24	$75,000 monthly
Months 24 – end of Term	As provided in next paragraph.

On the Rent Commencement Date, Tenant shall pay rent for the period that begins on the Rent Commencement Date and ends on September 30, 2008 in the amount of $17,500.

For each Rental Year (as defined in Section 3.2) after the second anniversary of the Rent Commencement Date, monthly Base Rent during the Term (including any Renewal Term) shall be increased to an amount equal to the monthly Base Rent payable during the then immediately preceding Rental Year increased by three percent (3%). Rent shall be payable in equal monthly installments in advance on the applicable Rent Payment Date, without demand therefor and without any set-off or deduction whatsoever.

Execution Version

Section 3.2. Definition: Rental Year. The first “Rental Year” of this Lease shall commence on the Rent Commencement Date and shall end on September 30, 2009; thereafter each Rental Year shall consist of periods of twelve (12) full calendar months commencing with each anniversary of the Rent Commencement Date.

Section 3.3. Additional Rent. Whenever, under the terms of this Lease, any sum of money is required to be paid by Tenant in addition to the rental herein reserved, whether or not such sum is herein designated as “Additional Rent,” or provision is made for the collection of such sum as “Additional Rent,” then said sum shall, nevertheless, at Landlord’s option, if not paid when due, be deemed Additional Rent, and shall be collectible as such.

Section 3.4. Taxes. “Taxes” shall mean (i) all taxes, assessments, and charges levied upon with respect to the Parcel; (ii) all general real estate property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the Parcel, service payments in lieu of taxes, levied with respect to the Parcel; (iii) other tax, fee, or other excise, however described, that may be levied or assessed as a substitute for or as an addition to, in whole or in part, any other real estate taxes, where they are not now customary or in the contemplation of the parties on the date of the signing of this Lease; and (iv) any reasonable attorney’s fees incurred by Landlord in appealing an assessment, provided, in no event shall “Taxes” including any franchise or income or other taxes based on the income of Landlord. During the initial and any renewal Terms, Tenant shall pay to Landlord an amount equal to fifty percent (50%) of the increase in Taxes over the Taxes due for the Tax Year commencing July 1, 2008, which amount shall be due and payable thirty (30) days after a receipt of invoice from Landlord accompanied by a copy of the applicable tax bill, provided that Tenant shall be responsible for one hundred percent (100%) of any increase in Taxes attributable to improvements made by Tenant on the Premises and Landlord shall be responsible for one hundred percent (100%) of any increase in Taxes attributable to improvements made by Landlord or its other tenants on the remainder of the Parcel. The assessor’s worksheet shall constitute prima facie evidence of the attribution of the increase in Taxes. Tenant shall receive the benefit of any discount applicable to the payment of Taxes as long as Tenant’s payment is received by Landlord at least ten (10) days prior to the expiration of the discount period. Landlord shall send to Tenant any notice of reassessment of the Property, and Tenant or Landlord shall have the right to appeal such assessment with the cooperation of the other. Any appeal shall not relieve Tenant of its obligation to pay its share of any increase in Taxes, but if such appeal is successful, Tenant shall be entitled to that portion of any refund attributable to Taxes it previously paid. With respect to the tax year in which this Lease terminates, Taxes due hereunder shall be prorated based on the amount of time of the tax year falling within the term. Tenant shall pay the its pro rata share of any increase in Taxes for the current tax year within thirty (30) days after receipt of invoice from Landlord. Landlord shall reimburse Tenant within forty-five (45) days after the expiration of the term for any Taxes paid by Tenant for the last tax year during the Term, based on the portion of that tax year falling after the expiration of this Lease. Tenant shall be responsible for and pay directly to the taxing authority any personal property taxes on any personal property leased hereunder, including, without limitation, any storage tanks located on the Premises, as well as on Tenant’s personal property.

Section 3.5. Payment of Rent. Tenant shall pay the Rent, in lawful currency of the United States of America, to Landlord by delivering or mailing it (postage prepaid) to Landlord’s address which is set forth hereinbelow, or to such other address or in such other manner (which is commercially reasonable) as Landlord may from time to time specify by written notice to Tenant not less than thirty (30) days before any such payment is due. In addition to all other remedies, Tenant shall pay a “late charge” equal to three percent (3%) of any installment of Rent that is not is not received by Landlord by the later to occur of (a) five (5) days after the applicable Rent Payment Date and (b) three (3) days after Tenant receives written notice from Landlord that such installment was not received when due, such late payment to cover the extra expense incurred by Landlord as a result of a delinquent payment, provided that Landlord shall not be required to provide the notice required in clause (b) after Landlord has provided two (2) such notices in any twelve (12) month period. Any such late charge due and owing shall be deemed Additional Rent. Any payment made by Tenant to Landlord on account of Rent may be credited by Landlord to the payment of any Rent then past due before being credited to Rent currently falling due. Any such payment which is less than the amount of Rent then due shall constitute a payment made on account thereof, the parties hereto hereby agreeing that Landlord’s acceptance of such payment (whether or not with or accompanied by an endorsement or statement that such lesser amount or Landlord’s acceptance thereof constitutes payment in full of the amount of Rent then due) shall not alter or impair Landlord’s rights hereunder to be paid all of such amount then due, or in any other respect.

Execution Version

ARTICLE IV – Terminalling Services

Simultaneously herewith, Tenant shall enter into a Terminaling Services Agreement with Atlantic Terminalling, LLC (“Atlantic”), the exclusive provider of terminaling services on Landlord’s Property. A default by Atlantic under the Terminaling Services Agreement shall constitute a default by Landlord under this Lease, and a default by Tenant under the terminaling services agreement shall constitute a default by Tenant under this Lease. If at any time during the Term: (a) Atlantic fails or is unable for any reason (including force majeure) to perform or provide the terminaling services for Tenant as specified in the Terminaling Services Agreement, (b) such failure causes Tenant to be unable to produce or deliver to its customers its biofuel in the ordinary course of its business, and (c) such failure continues for five (5) days after written notice from Tenant to Atlantic, then all Rent due under this Lease shall abate until such time as Atlantic recommences performance of the terminaling services. In the event that Atlantic defaults under the Terminalling Services Agreement, which default continues beyond any applicable grace or notice period (an “Atlantic TSA Default”), and after exercising Tenant’s right of self-help under the Terminaling Services Agreement, despite Tenant’s commercially reasonable efforts Tenant is unable to obtain substantially the same level of rail service and marine service that were intended to be provided under the Terminaling Services Agreement, then Tenant shall have the right to terminate this Lease upon notice to Landlord without the payment of the Early Termination Fee, provided that after any Atlantic TSA Default in which the the Lease does not terminate as a result of the operation of this sentence, the Base Rent payable hereunder shall be reduced by $10,000 per month, effective as of the Atlantic TSA Default. Upon termination of the Terminaling Services Agreement by Tenant following an Atlantic TSA Default, Tenant shall have the right to perform the Terminaling Services (as defined in the Terminaling Services Agreement) for its own account and Landlord shall provide, and shall cause its Affiliates to provide, such assistance as Tenant may request to enable Tenant to perform the Terminaling Services. The foregoing shall not limit any other remedies that may be available to Tenant under the Terminaling Services Agreement by virtue of a breach by Atlantic thereunder.

ARTICLE V – Security Deposit

Within five (5) days after the full execution and delivery hereof, Tenant shall deliver to Landlord the sum of $75,000 (the “Security Deposit”) to be held by Landlord as security for the performance by Tenant of all obligations imposed on Tenant hereunder. Within forty-five (45) days after the expiration or earlier termination of this Lease, Landlord shall return the Security Deposit to Tenant, less any amount reasonably necessary to cure any default by Tenant hereunder. Landlord shall be entitled to commingle the Security Deposit with its other assets. The Security Deposit shall not accrue interest. If Tenant shall default in any obligation imposed on or accepted by Tenant hereunder, Landlord shall be entitled to apply all or a portion of the Security Deposit towards Landlord’s costs or damages incurred in remedying, or otherwise resulting from, such default. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder at any time during the Term, Landlord shall have the right to call upon Tenant to restore the Security Deposit to the amount required hereunder by giving notice to Tenant, and Tenant shall restore such deposit by payment thereof to Landlord within ten (10) days following receipt of Landlord’s notice. It is understood and agreed that should Landlord convey its interest under this Lease to another party, said Security Deposit may be turned over by Landlord to Landlord’s grantee or transferee, and upon Tenant’s receipt of the written acknowledgement of such grantee or transferee that it is in receipt of the Security Deposit, Tenant hereby releases the party herein named as Landlord from any and all liability with respect to the Security Deposit, or its application and return, and Tenant agrees to look solely to such grantee or transferee, and it is further understood that this provision shall also apply to each of such grantees and transferees as if they were the Landlord named herein. In no event may Tenant apply the Security Deposit toward the last installment(s) of rent or additional rent.

Execution Version

ARTICLE VI - Use of the Premises

Section 6.1. Permitted Uses. During the Term, Tenant shall have the right to use and occupy the Premises for the following purposes and none other, without Landlord’s written consent: offices, storage of office and cleaning supplies and equipment, using, locating and maintaining facilities for the operation of a storage, manufacturing and logistics terminal for the production, storing, blending, processing, distribution and transportation of raw materials and finished product associated with its production of biofuels and for all lawful activities reasonably related thereto (collectively, the “Tenant’s Business”). Tenant’s rights shall include the right, in accordance with Section 6.2 below, to use, remove, renovate, reconfigure, recondition, replace, construct or alter the improvements from time to time located on the Premises or to construct, alter, remove, renovate, reconfigure, recondition, replace and make Tenant’s own improvements or Alterations thereon, in each case subject to the terms and conditions of this Lease. Tenant shall be solely responsible for complying with all laws applicable to its occupancy of the Premises, the conduct of Tenant’s Business, and the making of any improvements or Alterations to any part of the Premises, except to the extent of any noncompliance of the Premises on the date hereof. Notwithstanding anything to the contrary herein contained, Tenant shall not be permitted to use the Premises for the manufacture or storage for resale of ethanol or for the processing and storage for resale of used motor oil.

Section 6.2. Alterations. The removal, renovation, reconfiguration, replacement, construction or alteration of any improvements now or hereafter located on the Premises (or located on Landlord’s Property which are to be used by Tenant) shall be referred to herein each as an “Alteration” and together as “Alterations.” Except for Initial Alterations (defined below), Tenant shall not make any Alterations without Landlord’s prior consent, which shall not be unreasonably withheld. Attached hereto as Exhibit C is a list of Alterations that Tenant shall be permitted to make (the “Initial Alterations”). Landlord may condition its consent on a review of final plans for the making of the Alteration; provided, however, Landlord’s review of plans of the Initial Alterations (as defined below) shall be limited to confirming compliance with Exhibit C. Landlord agrees to present any reasonable comments it may have to any such plans within ten (10) days after Tenant has presented such plans to Landlord for its review. Tenant agrees to cooperate in good faith with Landlord to incorporate Landlord’s reasonably requested changes into the plans. Tenant shall be responsible for complying with all laws applicable to the making of any Alterations, and Landlord shall cooperate with Tenant in complying with such duties as may be imposed on the exercise of rights that may be exercised solely by Landlord (e.g., the making of building permit or other applications that may be made only by the owner of the Premises), provided that Tenant shall pay Landlord’s reasonable costs in connection with such cooperation and shall indemnify and hold harmless the Landlord from all claims relating to the making of the Alterations, except to the extent any such claims arise out of Landlord’s negligence or intentional misconduct.

Execution Version

Section 6.3 Ownership of Improvements. All improvements currently located on the Premises (the “Existing Improvements”) are owned by Landlord and, subject to Tenant’s rights under Section 6.2 hereof to make Alterations, will continue to be owned by Landlord. “Existing Improvements” includes all structural Alterations made by Tenant thereto but does not include trade fixtures and Tenant’s biofuel manufacturing machinery (“Tenant Improvements”). All tanks, storage facilities and other improvements made or installed by Tenant on the Premises shall be owned by Tenant during the Term, shall become the property of Landlord at the end of the Term or early termination of this Lease (if not removed by Tenant pursuant to the next sentence) and may not be removed by Tenant at the expiration or earlier termination of this Lease, except as provided in the next sentence. Provided that Tenant is not then in default under the terms of conditions of this Lease, Tenant may remove the Tenant Improvements (together with any other property of Tenant located on the Premises) at the expiration or early termination of this Lease, provided, that (a) Tenant shall be obligated to clear all debris associated with the removal of same and to grade and fill holes and repair other damage to the Premises resulting therefrom (which obligation shall survive the expiration or earlier termination of this Lease), and (b) any Tenant Improvements that are not removed by Tenant on or before the expiration or earlier termination of this Lease shall become Landlord’s property.

Section 6.4 Restrictions on Use. Landlord has provided Tenant true and complete copies of the mortgages or other financing agreements affecting the Premises that are described on Exhibit “D” attached hereto (the “Prior Contracts”). Landlord may, from time to time, by written notice to Tenant, update Exhibit D with mortgages or other financing agreements entered into subsequent to the date hereof, and provided that those items identified by Landlord do not impose material additional obligations upon Tenant or materially impair or restrict any of the rights of Tenant hereunder, such items shall be deemed Prior Contracts. Tenant agrees that Tenant shall not use, occupy, suffer or permit the Premises or any part thereof to be used in any manner, or suffer or permit anything to be brought into or kept therein, which would (i) violate in any material respect the provisions of the existing Prior Contracts, (ii) violate any law, statute, ordinance, notice, order, rule, regulation or other requirement of any federal, state or municipal government or the appropriate department, commission, board or officer thereof, now or hereafter in force, which may be applicable to Tenant’s Business or any Alteration, or (iii) violate in any material respect any requirements of any insurance policy covering or applicable to any part of the Premises or the use thereof, any requirements of the issuer of any such policy and any orders, rules, regulations, recommendations and other requirements of the local board of fire underwriters or any other body exercising the same or similar functions and having jurisdiction or cognizance of any part of the Premises; provided, that (i) the foregoing shall not absolve Landlord of any obligation to comply with the terms of any such Prior Contract or any such law or other requirement that is binding on Landlord and not directly related to the Tenant’s Business or any Alterations made by Tenant or (ii) shall not materially impair or restrict any of the rights of Tenant under this Lease.

Section 6.5. Maintenance of Premises. Tenant covenants and agrees that it will (a) replace promptly, at its expense, any cracked or broken plate or window glass of any building located on the Premises used by Tenant with like kind and quality; (b) maintain the Premises at its expense in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (c) keep any garbage, trash, rubbish or refuse in suitable refuse containers and have such garbage, trash, rubbish and refuse removed at its expense on a regular basis; (d) keep all walkways, driveways and parking areas used by Tenant on the Premises free and clear of snow and ice, and in good repair at Tenant’s expense; (e) use the sanitary sewer system in a lawful and reasonable manner, and in no event cause blockage in the said sanitary sewer system, either in or outside of the Premises or (f) not cause or permit any nuisance to be conducted on the Premises; provided the conduct of the uses permitted by this Lease on the Premises shall not be deemed a nuisance. Tenant hereby covenants to keep all improvements, tanks and fixtures that it is using on the Premises, including all electrical, plumbing, and mechanical installations and equipment used by Tenant, in good order including, when necessary, the replacement of any said improvements, tanks, fixtures, installation or equipment, or any part thereof, used exclusively by Tenant and located on the Premises, and to surrender the peaceful and quiet possession of the Premises at the end of said Term (or any renewal thereof) in the condition required hereunder, except for ordinary wear of and tear, Alterations permitted hereunder, and damage to the Premises by fire or other casualty; provided that Tenant hereby covenants to keep all improvements, tanks and fixtures that it is not using on the Premises in no worse than their current condition, and to surrender the peaceful and quiet possession of the Premises at the end of said Term (or any renewal thereof) in the same condition as received, except for ordinary wear of and tear, Alterations permitted hereunder, and damage to the Premises by fire or other casualty. Tenant will repair promptly, at its own expense, any damage to the Premises caused by bringing onto the Premises any property or equipment for Tenant’s use, or by the installation, use or removal of such property or equipment, regardless of fault or by whom such damage shall be caused unless caused by Landlord, its officers, directors, agents, employees, contractors or invitees. If Tenant should default in the performance of any of its obligations under this Section 6.5, Landlord shall be entitled (but shall not be obligated), in addition to any other rights it may have in law or in equity, and after fifteen (15) days’ advance written notice to Tenant, except in the case of an emergency, to cure such default, and Tenant shall reimburse Landlord for any sums paid or costs incurred by Landlord in curing such default, which sums, costs and interest shall be deemed Additional Rent and shall be payable by Tenant within ten (10) days of written demand therefor by Landlord (which obligation to reimburse Landlord shall survive the expiration or earlier termination of this Lease).

Execution Version

Section 6.6. Hazardous Materials; Indemnity. Tenant shall receive, handle, process, use dispose of and store all Hazardous Materials brought upon, kept, or used in or about the Premises by Tenant or any Tenant Parties in compliance with all Environmental Laws, and Tenant and Tenant Parties shall only store or use on the Premises such Hazardous Materials as may be necessary or useful to Tenant’s Business and only in such amounts as are reasonably necessary and are received, stored, processed, used, disposed of and handled in compliance with the requirements of applicable Environmental Laws. In no event shall Tenant dispose of Hazardous Materials on Landlord’s Property or in any body of water surrounding Landlord’s Property. Notwithstanding the foregoing Landlord consents to the permits listed on Exhibit G attached hereto and made a part hereof, and will not unreasonably withhold its consent to similar permits related to air and water quality, and to the extent that disposal of waste water or emission of air pursuant to such permits is deemed disposal of Hazardous Materials, Landlord hereby consents to such disposal as long s the disposal is made in accordance with the terms of the permit and Environmental Laws. If Tenant breaches the obligations stated in first two sentences of this paragraph (subject to the foregoing sententce), or if Tenant or a Tenant Party otherwise causes a Release (as defined below) of Hazardous Materials (as defined below) on, in or under the Premises (collective a “Tenant Environmental Breach”), then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Term as a result of such Tenant Environmental Breach (which obligation to defend, indemnify and hold Landlord harmless shall survive the expiration or earlier termination of this Lease). This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any Remediation (as defined below) that Landlord shall be obligated by applicable Environmental Law to make in response to a Tenant Environmental Breach, including costs of any investigations or reports necessary in connection with such Remediation. Without limiting the foregoing, in response to a Tenant Environmental Breach, Tenant shall promptly conduct all Remediation necessary to comply with applicable Environmental Laws relating to Tenant Environmental Breach; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, conditioned or delayed; provided further that if the Prior Contracts do not permit Tenant to undertake Remediation, then Landlord or the party specified in the Prior Contracts shall undertake the Remediation and Tenant shall pay the reasonable costs and expenses of Remediation. Tenant shall have no obligation under this Lease to perform any Remediation that is not necessitated by a Tenant Environmental Breach.

Execution Version

Notwithstanding any other provision in this Lease, Tenant shall have no obligation to Landlord for (i) any Release of Hazardous Materials at, on, under or from the Landlord’s Property or the Premises that is not caused by Tenant or any Tenant Party (which shall be referred to herein as a “Landlord Release” whether or not Landlord is the cause of such Release) or (ii) Landlord’s noncompliance with Environmental Laws, (i) and (ii) collectively, “Landlord Environmental Condition”. Landlord shall indemnify, defend and hold Tenant and the Tenant Parties harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise from and after the Effective Date or during or after the Term as a result of a Landlord Environmental Condition (which obligation to defend, indemnify and hold Tenant or any Tenant Party harmless shall survive the expiration or earlier termination of this Lease). This indemnification of Tenant by Landlord includes, without limitation, costs incurred in connection with any Remediation that Tenant is required to make under any Environmental Law or that is made by Tenant to protect Tenant, any Tenant Party or the public from a bona fide threat to their health or safety. Without limiting the foregoing, in response to a Landlord Environmental Condition, Landlord shall promptly effect any Remediation necessary to comply with applicable Environmental Laws or to respond to a bona fide threat to the health or safety of Tenant, any Tenant Party or the public, in each case relating to such Landlord Environmental Condition. In performing any such Remediation, Landlord shall not impair Tenant’s ability to operate Tenant’s Business. Tenant acknowledges that it has reviewed various environmental reports provided by Landlord which are listed on Exhibit E attached hereto, and that the Hazardous Materials identified through sampling therein do not constitute a bona fide threat to the health or safety of Tenant, any Tenant Party or the public Tenant further acknowledges that prior to the Rent Commencement Date, it will inspect the improvements on the Premises, and agrees that if it does not terminate the Lease pursuant to the provisions of Section 2.3 (1), it shall manage during the Term the Hazardous Materials described in clauses (iii) through (v) and (vii) of the next paragraph in accordance with Environmental Laws but only to the extent such management obligations result from disturbance of those materials by Tenant and except for the substation located on the Premises.

As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any Environmental Law. The term “Hazardous Material” includes, without limitation, any material or substance that is (i) defined as a “hazardous substance”, “regulated substance”, “hazardous waste”, or similar term under any Environmental Laws, (ii) petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof), (iii) asbestos or asbestos-containing materials, (iv) toxic mold, (v) polychlorinated biphenyls (PCBs), (vi) methyl-tertiary butyl ether (MTBE), (vii) lead-based paints, or (viii) urea-formaldehyde foam insulation.

As used herein, the terms “Environmental Law” and “Environmental Laws” refer to any one or more foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, common law rulings, awards, judgments and decrees (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), relating to the Remediation, generation, production, installation, use, storage, treatment, transportation, Release, threatened Release, or disposal of Hazardous Materials or toxic substances, or noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment.

As used herein, the term “Release” means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

Execution Version

As used herein, the term “Remediation” means any investigation, clean-up, disposal, removal action, remedial action, restoration, abatement, repair, response action, corrective action, monitoring, sampling and analysis, installation, reclamation, closure, or post-closure in connection with the suspected, threatened or actual Release of Hazardous Materials.

Throughout the Term (including any Renewal Term), Tenant, upon Landlord’s request and at Tenant’s expense, shall obtain and deliver to Landlord an ESA conducted in accordance with ASTM E 1527-05 or any then current industry accepted standards or as otherwise may be required under the Prior Contracts with respect to the Premises from an environmental professional reasonably acceptable to Landlord; provided, however, that Landlord may request such ESA no more frequently than once every twelve (12) months unless Landlord, in its reasonable opinion, has reasonable grounds to believe that Hazardous Materials have been Released onto the Premises by Tenant in violation of this Section 6.6. Additionally, throughout the term, within thirty (30) days after the commencement of each Rental Year, Tenant shall deliver to Landlord a list of all Hazardous Materials then being handled or stored on the Premises. Tenant shall give written notice to Landlord thirty (30) days prior to commencing handling or storage of any Hazardous Materials not shown on the list submitted to Landlord at the beginning of the Rental Year.

ARTICLE VII - Insurance.

Section 7.1. Coverage by Tenant. Throughout the entire Term of this Lease, and any extension and renewals thereof, and during any period of rent abatement or period of construction within the Premises by Tenant or occupancy thereof by Tenant prior to the Rent Commencement Date (except the insurance described in paragraph (1) below, which shall be required only when Tenant moves personnel or equipment into the buildings located on the Premises), Tenant, at its sole cost and expense, and for the mutual benefit of Landlord and Tenant, shall carry and maintain the following types of insurance in the amounts specified, with respect to the Premises, the improvements thereon and Tenant’s activities thereon:

(1) Fire and extended coverage insurance, including riders for sprinkler damage, water damage, vandalism and malicious mischief, covering all improvements on the Premises being used by Tenant, Alterations, and trade fixtures, and insuring against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by “All Risk Replacement Cost” insurance, in amounts equal to the full replacement cost thereof (exclusive of the costs of excavation or foundations).

(2) Commercial general liability insurance insuring Tenant, and naming Landlord (and at the request of Landlord, Landlord’s mortgagee(s), if any) as additional insured(s), against liability for injury to persons or property occurring in or about the Premises or arising out of the ownership, maintenance, use or occupancy thereof by Tenant or any Tenant Party, including, but not limited to coverage for personal injury, bodily injury, broad form property damage, operations hazard, owner’s protective coverage, automobile coverage for both owned and non-owned vehicles, assumed or contractual liability, products and completed operations liability, and contingent or protective liability. The liability limits under such insurance shall not be less than $1,000,000.00 for each occurrence, with respect to personal injury or death and not less than $500,000.00 for personal property damage per occurrence. Landlord may increase the liability limits hereunder if required under Prior Contracts or if it is commercially prudent to do so, provided that such liability limits may not be raised in excess of $10,000,000.00.

(3) Worker’s compensation insurance, as required by law, and Employer’s Liability insurance, at statutory limits, which coverages shall, when appropriate, extend to cover Tenant Parties on the Premises.

Execution Version

(4) Environmental and pollution clean-up and liability insurance, providing first-party clean-up as a result of discovery of a pollution event affecting the Property or any adjoining waterway, as well as coverage for third-party claims that are the result of a pollution event on, at, under or coming from the Property, with liability limits reasonably acceptable to Landlord, provided that in determining the reasonableness of liability limits, Landlord shall take account of liability limits acceptable under any governmental program in which Tenant participates and industry standards.

(5) During any period of substantial construction or renovation, builder’s risk insurance with liability limits as set forth in clauses (i) and (ii) hereof with respect to improvement being constructed or renovated.

(6) Rent or rental value insurance in an amount equal to the Base Rent and Additional Rent due for the current Rental Year.

The policies described in clauses (2) and (4) hereof shall name Landlord and its mortgagee as additional insureds. The policies in clauses (1), (5) and (6) shall name Landlord, or at Landlord’s request, Landlord’s mortgagee, as loss payee, as its interest may appear with respect to all structures on the Premises that are insured and all tanks, but not with respect to Tenant’s biofuel plant, equipment and fixtures or Tenant’s other personal property. Subject to the terms of Prior Contracts, Landlord agrees to make insurance proceeds available to Tenant for purposes of repair and reconstruction.

Section 7.2. Coverage by Landlord. From and after the Effective Date, Landlord, at its sole cost and expense, shall carry and maintain the following types of insurance in the amounts specified, with respect to the Landlord’s Property, the improvements thereon (excluding Tenant Improvements or Alterations made by Tenant), and Landlord’s activities thereon:

(1) Fire and extended coverage insurance, including riders for sprinkler damage, water damage, vandalism and malicious mischief, covering those insurable facilities located on Landlord’s Property that are being used by Tenant pursuant to the terms hereof or the terms of the Terminalling Services Agreement against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by “All Risk Replacement Cost” insurance, in amounts equal to the full replacement cost thereof (exclusive of the costs of excavation or foundations).

(2) Commercial general liability insurance insuring Landlord, against liability for injury to persons or property occurring in or about the Landlord’s Property (including any portion of the Property used or occupied by Landlord or on which Landlord or any of its agents, employees, contractors or invitees are present) or arising out of the ownership, maintenance, use or occupancy thereof, including, but not limited to coverage for personal injury, bodily injury, broad form property damage, operations hazard, owner’s protective coverage, automobile coverage for both owned and non-owned vehicles, assumed or contractual liability, products and completed operations liability, and contingent or protective liability. The liability limits under such insurance shall not be less than $1,000,000.00 for each occurrence, with respect to personal injury or death and not less than $500,000.00 for personal property damage per occurrence. Landlord shall increase the liability limits to the extent the liability limits of Tenant’s insurance are increased pursuant to the last sentence of Section 7.1(2).

(3) Worker’s Compensation, as required by law, and Employer’s Liability insurance, at statutory limits, which coverages shall, when appropriate, extend to cover Landlord’s contractors and subcontractors.

Execution Version

Section 7.3. Policy Requirements. All policies shall be maintained with insurers licensed to write insurance in Maryland and with a credit rating reasonably acceptable to Landlord and Tenant. Each party agrees to provide the other party with certificates of insurance evidencing the coverage required hereby, which shall be delivered prior to the Rent Commencement Date and thereafter as soon as practicable after the placing, renewal or replacement of the required insurance. All policies shall contain an undertaking by the insurers to notify the insured party pursuant to this Article VII , in writing, by registered mail, not less than thirty (30) days prior to any material change to, reduction in coverage under, cancellation or termination of, or refusal to renew any such policy. All such policies shall be written as primary policies and not contributing with, or in excess of, any coverage which the insured may carry. Subject to Section 7.5 herein, all public liability and property damage policies maintained by Tenant shall contain a provision that the additional insured parties, without regard to any partial or total exclusion or exception of such coverage for the primary insured party, shall be entitled to recover under said policies for any loss occasioned by such additional insured, or by its employees, agents, customers, visitors, licensees or concessionaires, by reason of the willful or negligent act or omission of the primary insured party or its employees, agents, visitors, licensees, subtenants or concessionaires.

Section 7.4. [Intentionally Deleted]

Section 7.5. Mutual Waiver of Subrogation. Notwithstanding any other provisions of this Lease to the contrary, Landlord and Tenant hereby waive any right that each may have against the other on account of any loss or damage occasioned to its property arising from any risk generally covered by fire and extended coverage insurance, together with insurance against sprinkler damage, vandalism and malicious mischief, whether or not such a policy shall be in force. The parties hereto also each, on behalf of their respective insurance companies insuring the Premises of either Landlord or Tenant against any such loss, waive any right of subrogation that such insurance company(ies) may have against Landlord, said other parties, tenant or occupants, or Tenant, as the case may be. If either Landlord or Tenant shall be unable, after using best efforts, to obtain and/or maintain the waiver of subrogation set forth in the immediately preceding sentence from its insurance carrier(s) (or from any other insurance carrier(s) without substantial increased cost) and shall so notify the other party of such inability within thirty (30) days thereafter, then the above mutual waiver of subrogation and mutual waiver of liability shall no longer be effective until the mutual waiver of subrogation is again obtainable by both parties.

Section 7.6. Tenant’s Contractors Insurance. Tenant shall require any contractor of Tenant or other Tenant Party performing work on the Premises to carry and maintain, at no expense to Landlord: (i) comprehensive general liability insurance, including contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection with limits, for each occurrence, of not less than $1,000,000 with respect to personal injury or death and $500,000 with respect to property damage; and (ii) workmen’s compensation or similar insurance in form and amounts required by law.

ARTICLE VIII – Utilities and Services

Section 8.1. Access to Utilities. Landlord shall provide for Tenant’s access to the utility services on the Premises listed on Exhibit F attached hereto (the “Required Utility Services”) and shall, at Landlord’s cost, make all Required Utility Services available to the boundaries of the Premises. The dates by which such utilities shall be delivered will be described in Exhibit F hereto. Tenant shall be responsible for installing (at Tenant’s sole cost and expense), and shall own, all utility laterals, power lines and similar conducting facilities necessary to connect Tenant’s facilities to such utility lines or facilities made available by Landlord to the boundaries of the Premises. In addition, Tenant may, at its own expense, make alterations to such facilities located on the Premises to enable Tenant to conduct Tenant’s Business. All such work shall be performed in accordance with the other provisions of this Lease. Except as otherwise provided herein, Tenant shall maintain in good condition and repair the mains, electrical conduits, risers and other facilities used exclusively by Tenant in the Tenant’s Business and located on the Premises providing water, electricity and other utility services used by Tenant on the Premises. Landlord shall be responsible for maintaining in good condition and repair all such facilities located outside the boundaries of the Premises and serving the Premises. Landlord shall have the right at any reasonable time to enter upon the Premises for the purpose of the installation, repair or maintenance of utility and other common service lines, pipes, conduits, ducts and chases.

Execution Version

Section 8.2. Payment of Utility Charges. The utilities serving the Premises shall be separately metered or submetered, at Tenant’s expense prior to commencing Tenant’s Business on the Premises. Tenant covenants and agrees to pay all charges promptly when due for all utility services rendered or furnished to the Premises including, but not limited to oil, steam, water (whether by meter or submeter), sewer service charge, gas and electricity (including any use taxes, levies or other charges on such utilities). If Tenant shall fail to pay promptly when due any such charges, Landlord, at its option, may pay the same for Tenant’s account, in which event Tenant shall immediately reimburse Landlord therefor, as Additional Rent, upon Landlord’s demand.

Section 8.3. Interruption. Landlord shall not be liable to Tenant for any failure, modification or interruption of any such service which (a) arises out of any causes beyond Landlord’s reasonable control, (b) is required by applicable law (including, by way of example rather than of limitation, any federal law or regulation relating to the furnishing or consumption of energy or the temperature of buildings), or (c) is caused by accident or emergency not resulting from Landlord’s negligence or willful misconduct. Landlord shall conduct maintenance and repairs of all utility infrastructure for which Landlord is responsible hereunder at times and in a manner that will not interfere with the delivery of utility services to Tenant.

ARTICLE IX - Fire and Other Casualties

Section 9.1. General. If any improvements on the Premises, which are being used by Tenant are damaged by fire and other casualty during the Term of this Lease (including any renewal term), Tenant shall restore such improvements with reasonable promptness (taking into account the time required by Landlord to effect a settlement with, and to procure any insurance proceeds from, any insurer against such casualty) to substantially its condition immediately before such casualty, and only to the extent that insurance proceeds are available therefor. If the nature or extent of any such fire or other casualty shall deprive Tenant of access to or the use of any or all of the Premises, the Base Rent and any Additional Rent payable under the terms of this Lease shall be abated in proportion to the portion of the Premises rendered substantially inaccessible or unfit for use by such casualty, but only to the extent that Landlord is receiving the proceeds of the rent or rental value insurance required to be maintained by Landlord under Article VII hereof. If because of any such damage, the undamaged portion of the Premises is made materially inaccessible or unsuitable for use by Tenant for the purposes set forth in the provisions of Section 6.1, such Rent shall be abated entirely during such period of deprivation, but only to the extent that Landlord is receiving the proceeds of the rent or rental value insurance required to be maintained by Landlord under Article VII hereof.

Execution Version

ARTICLE X - Condemnation

Section 10.1. Right to Award. If any or all of the Property are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is hereinafter referred to as a “Condemnation”), Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in any such proceeding or as consideration for such conveyance, without deduction therefrom for any leasehold or other estate held by Tenant under this Lease. Tenant hereby (a) assigns to Landlord all of Tenant's right, title and interest, if any, in and to any such award; (b) waives any right which it may otherwise have in connection with such Condemnation, against Landlord or such condemning authority, to any payment for (i) the value of the then-unexpired portion of the Term of this Lease, (ii) leasehold damages with respect to any structure not constructed or improved to the extent of at least twenty-five percent (25%) of its value by Tenant, and (iii) any damage to or diminution of the value of Tenant's leasehold interest hereunder or any portion of the Property not covered by such Condemnation; and (c) agrees to execute any and all further documents which may be required to facilitate Landlord's collection of any and all such awards. Subject to the operation and effect of the foregoing provisions of this Section, Tenant may seek, in a separate proceeding or in the same proceeding if required by law or court rule, a separate award on account of any damages or costs incurred by Tenant as a result of such Condemnation, so long as such separate award in no way diminishes any award or payment which Landlord would otherwise receive as a result of such Condemnation. Specifically, Tenant may seek an award with respect to any structures constructed by Tenant or improved by Tenant to the extent of at least twenty-five percent (25%) of their value, provided that Tenant shall pay to Landlord a pro rata portion of any such award with respect to any such improvements located on the Premises on the date hereof as determined by a fraction, the numerator of which shall be the number of years since the Rent Commencement Date and the denominator of which shall be the total possible term of this Lease, including the original and all renewal terms.

Section 10.2. Effect of Condemnation. If the Premises is covered by a Condemnation, in whole or in part, this Lease shall terminate as to the part condemned on the date title or possession vests in the condemning authority, whichever is first. If (x) twenty-five percent (25%) or more of the Premises is covered by a Condemnation or (y) any portion of the balance of Landlord’s Property is taken such that Tenant’s access to the Premises is materially impaired or Tenant’s use of the Premises or its intended use otherwise is materially impaired, then Tenant may elect, by written notice to Landlord within thirty (30) days of the Condemnation, to terminate this Lease, and upon such election, the Term shall terminate on earlier of the date on which title or possession of so much of the Premises or Landlord’s Property, as applicable, as is covered by such Condemnation is taken by the condemning authority thereunder, and all Rent and other charges payable hereunder shall be apportioned and paid to such date. If there is a Condemnation and the Term does not terminate pursuant to the foregoing provisions of this Section, the operation and effect of this Lease shall be unaffected by such Condemnation, except that the Base Rent shall be reduced in proportion to the portion of the Premises covered by such Condemnation.

Section 10.3. Limitation of Liability. If there is a Condemnation, Landlord shall have no liability to Tenant on account of any (a) interruption of Tenant's business upon the Premises, (b) diminution in Tenant's ability to use the Premises, or (c) other injury or damage sustained by Tenant as a result of such Condemnation, provided the foregoing shall not affect Tenant’s to terminate the Lease or a reduction of Base Rent pursuant to Section 10.2 above.

Section 10.4. Conduct of Proceedings. Tenant shall be entitled to participate in any condemnation proceedings with respect to the foregoing.

Execution Version

ARTICLE XI – Common Areas; Common Area Charges

11.1. Common Areas. All driveways, entrances and exits thereto, truck way or ways, terminalling facilities, docks, landscaped areas, and other areas and improvements provided by Landlord on Landlord’s Property for the general use, in common, of tenants, their officers, agents, employees, and customers (herein referred to as the "Common Areas"), shall be maintained by Landlord and shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Section, so long as such rules and regulations are uniformly enforced and do not materially affect the rights of Tenant hereunder. Landlord shall have the right (but not the obligation) to do one or more or all of the following: to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same; from time to time to change the area, location and arrangement of the facilities hereinabove referred to; to restrict, to close all or any portion of said areas or facilities to such extent as may, in the opinion of counsel of Landlord be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; and to do and perform such other acts in and to said areas and improvements as, in the use of business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make all reasonable rules and regulations pertaining to and necessary for the proper operation and maintenance of the Common Areas.

11.2. Definition: Annual Operating Costs. The term "Common Area Costs" or “CAC” means the actual costs incurred by Landlord in operating and maintaining the Common Areas during each calendar year of the term. Such costs shall include, by way of example rather than of limitation, (i) charges or fees for, and taxes on, the furnishing of water, sewer service, gas, fuel, electricity or other utility services to the Common Areas; (ii) costs of maintaining, repairing or replacing grounds and Common Areas; (iii) premiums for hazard, liability, or similar insurance upon any or all of the Common Areas; (iv) costs of security personnel if deemed necessary by Landlord, (v) costs of any services not provided by Landlord to the Common Areas on the date hereof but hereafter provided by Landlord in its prudent management of the Common Areas; (vi) the cost of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Common Areas, constitute operating, repair or maintenance costs attributable to any or all of the Common Areas; and (vii) the cost of any capital expenditures (amortized over the useful life of such capital expenditures). Such costs shall not include the expense of principal and interest payments made by Landlord pursuant to the provisions of any mortgage or deed of trust covering the Property.

11.3. Definition: Tenant's Proportionate Share. Tenant's Proportionate Share shall be 40% of Common Areas Costs attributable to the Parcel (it being understood that any costs attributable to the maintenance of Common Areas located on Landlord’s Property exclusive of the Parcel shall be the sole responsibility of Landlord).

11.4. Payment of CAC. For each calendar year or portion thereof during the term of this Lease or any renewal term, Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant's Proportionate Share of CAC (“Tenant’s CAC Share”). One month prior to the beginning of each calendar year during the term of this Lease commencing, or any renewal term hereof, commencing with calendar year 2009, Landlord shall prepare and submit to Tenant an estimate of Tenant's CAC Share for the next succeeding calendar year, which estimate shall become Tenant's CAC Share for the said year. For calendar year 2008, Tenant’s CAC Share shall be $5,000 per month. Tenant's CAC Share shall be payable in equal monthly installments due on or before the first day of each month, without demand therefor, and without setoff or deduction of any nature. Landlord's failure to timely prepare the estimate or the Year End Accounting shall not relieve Tenant of its obligations under this Article XI, and Tenant shall continue to make monthly payments as provided based on the last estimate prepared by Landlord until such time as Landlord prepares a new estimate.

Execution Version

11.5. End of Year Accounting. Within one hundred eighty (180) days after the end of the calendar year, Landlord shall provide Tenant an accounting, showing in reasonable detail, the amount actually expended by Landlord as CAC for said calendar year (the "Year-End Accounting"). In the event that the amount paid by Tenant as Tenant’s CAC Share for the calendar year exceeds the amount of Tenant's CAC Share pursuant to the Year-End Accounting, then such excess payments shall be credited against the next monthly payment or payments due under Section 4.3 hereof. In the event that the amount paid by Tenant as Tenant’s CAC Share for the calendar year is less than the amount of Tenant's CAC Share pursuant to the Year-End Accounting, then Tenant shall pay the balance due to Landlord within thirty (30) days of Tenant's receipt of the Year-End Accounting.

11.6 Tenant’s Right to Audit. At any time within ninety (90) days of Landlord’s delivery of the Year-End Accounting (but not more than once per year), either a certified public accounting firm retained by Tenant or a qualified employee of Tenant (such parties being collectively referred to herein as an “Auditor”) may, upon at least five (5) days prior written notice, inspect Landlord’s records pertaining to such CAC assessed by Landlord as set forth in such Landlord’s statement. Landlord or its agents shall produce said records at Landlord’s offices within ten (10) days’ of Landlord’s receipt of the written request of Tenant. If Tenant’s audit shall disclose an overbilling by Landlord (and commensurate overpayment by Tenant) of the amount actually owed for such period, Landlord shall promptly credit the amount of such overpayment against Tenant’s next due installment of CAC. In the event the overpayment is more than ten percent (10%) of the amount due, Landlord shall reimburse Tenant for the cost of the audit if the audit was conducted by a third party (and not by an employee of Tenant).

ARTICLE XII - Assignment and Subletting.

Section 12.1. Conditions. Except as provided in Article XIII, Tenant shall not assign, transfer, mortgage, hypothecate or otherwise encumber this Lease nor sublease all or any part of the Premises, nor permit other persons to occupy the Premises or any part thereof, nor grant any license or concession for all or any part of the Premises (each an “Assignment”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord may condition its consent on the financial ability of any proposed assignee to perform its obligations under this Lease. Any consent by Landlord to an assignment or subletting hereunder shall not constitute a waiver of the necessity of obtaining such consent as to any subsequent assignment or subletting, nor, except as expressly provided herein, shall it relieve Tenant of liability under this Lease. An consent given by Landlord pursuant to the terms of this Article XII shall be expressly subject to each and every term, covenant and condition of this Lease, unless otherwise specifically provided herein. Notwithstanding anything to the contrary in this Section 12.1, Tenant may, without Landlord’s consent (but upon prior written notice to Landlord), (i) assign this Lease to any affiliate of Tenant and (ii) assign this Lease to a party who acquires all or substantially all of Tenant’s assets as long as such party at the time of assignment has a net worth at least equal to the net worth of Tenant as of the date of this Lease or is otherwise, in the reasonable judgment of Landlord, financially capable of performing the obligations of Tenant hereunder. Following an assignment pursuant to clause (ii) of the foregoing sentence, Tenant shall be relieved of all liability arising under this Lease from and after the effective date of the assignment. For purposes hereof, an Assignment shall include the transfer, assignment or hypothecation of any stock or equity interest in Tenant, which results in a change in the control thereof by the person, persons or entities owning a controlling interest therein as of the date of this Lease, except the foregoing shall not apply to transfers of securities of Tenant as a result of trades on nationally recognized securities exchanges.

Execution Version

ARTICLE XIII – Leasehold Mortgages; Subordination of Lien

Tenant shall have the right to grant a mortgage, deed of trust or similar security interest encumbering its leasehold right, title and interest in the Premises as more specifically described in this Lease (a “Mortgage”) to a party unrelated to Tenant, who is providing commercial financing to Tenant (a “Leasehold Mortgagee”). Upon granting a Mortgage, such Leasehold Mortgagee, shall, for so long as its Mortgage is in existence and until the lien thereof has been extinguished, be entitled to the following protection, upon delivery to Landlord of the Leasehold Mortgagee’s contact information, including its name and address:

Section 13.1  Limited to Leasehold Estate. A Leasehold Mortgagee shall have an interest in the Premises to the extent of Tenant’s rights under this Lease (the “Leasehold Estate”). Landlord is not hereby subordinating its fee simple interest in the Premises to the Leasehold Mortgage. There may not be more than one (1) Leasehold Mortgage at any time without the prior consent of Landlord.

Section 13.2.  Right to Possession, Right to Acquire and Right to Assign. A Leasehold Mortgagee shall have the absolute right, without any consent of Landlord being required: (a) to assign its security interest; (b) to enforce its lien and acquire title to the Leasehold Estate by any lawful means (subject to the provisions hereof); (c) to take possession of and operate the Property or any portion thereof and to perform all obligations to be performed by Tenant hereunder, pursuant to its agreements with Tenant, applicable law, or both; and (d) to acquire the Leasehold Estate by foreclosure or other legal proceedings or remedy (whether judicial or non-judicial) and thereafter to assign or transfer the Leasehold Estate to a third party. Any such third party may subsequently assign or transfer the Leasehold Estate subject to the provisions of Article XII hereof.

Section 13.3.  Notice of Default; Opportunity to Cure. As a precondition to exercising any rights or remedies as a result of any alleged default by Tenant, Landlord shall provide written notice of the default to each Leasehold Mortgagee concurrently with delivery of such notice to Tenant, as applicable, specifying in detail the alleged event of default and the required remedy. In the event the Landlord gives such written notice of default, the following provisions shall apply:

(1) a “monetary default” means failure to pay when due any monetary obligation of Tenant under this Lease or any default that can be cured by the payment of money; any other event of default is a “non-monetary default.”

(2) The Leasehold Mortgagee shall have the same period after receipt of notice of default to remedy the default, or cause the same to be remedied, as is given to Tenant and any of its successors and assigns after Tenant’s receipt of notice of default, plus, in each instance, the following additional time periods: (i) thirty (30) days in the event of any monetary default; and (ii) thirty (30) days in the event of any non-monetary default, provided that such thirty (30) day period shall be extended for the time reasonably required to complete such cure, including the time required for the Leasehold Mortgagee to perfect its right to cure such non-monetary default by obtaining possession of the Property (including possession by a receiver) or by instituting foreclosure proceedings, provided the Leasehold Mortgagee acts with reasonable and continuous diligence. The Leasehold Mortgagee shall have the absolute right to substitute itself for Tenant and perform the duties of Tenant hereunder for purposes of curing such defaults. Landlord expressly consents to such substitution, agrees to accept such performance, and authorizes the Leasehold Mortgagee (or its employees, agents, representatives or contractors) to enter upon the Property to complete such performance with all the rights, privileges and obligations of Tenant hereunder. Landlord shall not terminate this Lease prior to expiration of the cure periods available to a Leasehold Mortgagee as set forth above.

Execution Version

(3)  During any period of possession of the Property or the leasehold estate created hereby by a Leasehold Mortgagee (or a receiver requested by such Leasehold Mortgagee) and/or during the pendency of any foreclosure proceedings instituted by a Leasehold Mortgagee, the Leasehold Mortgagee shall pay or cause to be paid the rent and all other monetary charges payable by Tenant hereunder which have accrued and are unpaid at the commencement of said period and those which accrue thereafter during said period. Following acquisition of Tenant’s leasehold estate by the Leasehold Mortgagee or its assignee or designee as a result of either foreclosure or other remedy, or by a purchaser at a foreclosure sale, this Lease shall continue in full force and effect and the Leasehold Mortgagee or party acquiring title to the Leasehold Estate shall, as promptly as reasonably possible, commence the cure of all defaults hereunder and thereafter diligently process such cure to completion, whereupon Landlord’s right to terminate this Lease based upon such defaults shall be deemed waived (provided, however, that Leasehold Mortgagee or party acquiring title to the Leasehold Estate shall not be required to cure any non-monetary defaults that are not reasonably susceptible of being cured or performed by such party (“non-curable defaults”). Non-curable defaults shall be deemed waived by Landlord upon completion of foreclosure proceedings or acquisition of the Leasehold Estate by such party.

(4) Any Leasehold Mortgagee or other party who acquires Tenant’s Leasehold Estate pursuant to foreclosure or other remedy shall not be liable to perform the obligations imposed on Tenant by this Lease incurred or accruing after such party no longer has title of the Leasehold Estate or possession of the Property.

(5) Neither bankruptcy nor insolvency shall be grounds for terminating this Lease as long as all provisions of the agreement are in compliance and the Rent and all other monetary charges payable to Landlord hereunder are paid by the Leasehold Mortgagee in accordance with the terms of this Lease.

(6)  Nothing herein shall be construed to extend the Lease beyond the Term or to require a Leasehold Mortgagee to continue foreclosure proceedings after the default by Tenant under the Mortgage has been cured. If the default is cured and the Leasehold Mortgagee discontinues foreclosure proceedings, the Lease shall continue in full force and effect.

Section 13.4. New Lease. If this Lease terminates because of Tenant’s default or if the Leasehold Estate is foreclosed, or if this Lease is rejected or disaffirmed pursuant to bankruptcy law or other law affecting creditors’ rights, the Landlord shall, upon written request from any Leasehold Mortgagee within sixty (60) days after any such event, enter into a new agreement concerning the Property, on the following terms and conditions:

(1) The terms of the new agreement shall commence on the date of termination, foreclosure, rejection or disaffirmance and shall continue for the remainder of the term of this Lease, at the same rent and subject to the same terms and conditions set forth in this Lease. Such new agreement shall be subject to all existing subleases, provided the subtenants are not then in default.

(2) The new agreement shall be executed within thirty (30) days after receipt by Landlord of written notice of the Leasehold Mortgagee’s election to enter a new agreement, provided said Leasehold Mortgagee: (i) pays to Landlord all rent and other monetary charges payable by Tenant its successors or assigns, as applicable, under the terms of this Lease up to the date of execution of the new agreement, as if this Lease had not been terminated, foreclosed, rejected or disaffirmed, less the rent and other income actually collected by Landlord from subtenants or other occupants of the Property; (ii) performs all other obligations of Tenant under the terms of this Lease, to the extent performance is then due and susceptible of being cured and performed by the Leasehold Mortgagee; and (iii) agrees in writing to perform, or cause to be performed, all non-monetary obligations which have not been performed by Tenant and would have accrued under this Lease up to the date of commencement of the new agreement, except those obligations which constitute non-curable defaults. Any new agreement with the Leasehold Mortgagee shall enjoy the same priority as this Lease over any lien, encumbrance or other interest created by Landlord.

Execution Version

(3) After the termination, rejection or disaffirmance of this Lease and during the period thereafter during which any Leasehold Mortgagee shall be entitled to enter into a new agreement concerning the Property, Landlord will not terminate any sublease or the rights of any sublease thereunder unless such sublease shall be in default under such sublease. During such period, if the Landlord shall receive any rent and other payments due from subleases, including subleases whose attornment it shall have agreed to accept, it will do so as agent of such Leasehold Mortgagee and shall deposit such rents and payments in a separate and segregated account in trust subject to a right of setoff against amounts due to Landlord; and, upon the execution and delivery of such new agreement, shall account to the Tenant under said new agreement for the rent and other payments made under said subleases; and the Tenant shall thereupon assign the rent and other payments due under said subleases to any Leasehold Mortgagees under the Agreement. The collection of rent by the Landlord acting as an agent pursuant to this Section shall not be deemed an acceptance by Landlord for its own account of the attornment of any sublease unless Landlord shall have agreed in writing with such sublease that its tenancy shall be continued following the expiration of any period during which a Leasehold Mortgagee may be granted a new agreement, in which case such attornment shall take place upon such expiration but not before. Landlord shall not be under any obligation to enforce any sublease.

(4) If Landlord has consented to additional Mortgages and more than one Leasehold Mortgagee makes a written request for a new agreement pursuant hereto, the new agreement shall be delivered to the Leasehold Mortgagee requesting such new agreement whose Mortgage is prior in lien, and the written request of any other Mortgagee whose lien is subordinate shall be void and of no further force and effect. At no expense to Landlord, a Leasehold Mortgagee shall provide a current title report on the Property to Landlord reflecting the priority of the lien of such Leasehold Mortgagee.

(5)  The provisions of this Section 13.4 shall survive the termination, rejection or dissaffirmance of this Lease and shall continue in full force and effect thereafter to the same extent as if this section were a separate and independent contract made by Landlord, Tenant and such Leasehold Mortgagee, and, from the effective date of such termination, rejection or disaffirmance of the Agreement to the date of execution and delivery of such new agreement, such Leasehold Mortgagee may use and enjoy said Leased Premises without hindrance by Landlord or any person claiming by, through or under Landlord; provided that all of the conditions for a new agreement as set forth herein are complied with.

Section 13.5  Leasehold Mortgagee’s Consent to Amendment, Termination or Surrender. Notwithstanding any provision of the Agreement to the contrary, the parties agree that so long as there exists an unpaid Leasehold Mortgage, this Lease shall not be modified or amended and Landlord shall not accept a surrender of the Property or any part thereof or a cancellation or release of this Lease from Tenant prior to expiration of the term without the prior written consent of the Leasehold Mortgagee. This provision is for the express benefit of and shall be enforceable by such Leasehold Mortgagee.

Section 13.6  No Waiver. No payment made to Landlord by a Leasehold Mortgagee shall constitute an agreement that such payment was, in fact, due under the terms of this Lease; and a Leasehold Mortgagee having made any payment to Landlord pursuant to Landlord’s wrongful, improper or mistaken notice or demand shall be entitled to the return of any such payment.

Section 13.7  No Merger. There shall be no merger of this Lease with the fee estate in the Property by reason of the fact that this Lease or any interest therein may be held, directly or indirectly, by or for the account of any person or persons who shall own the fee estate or any interest therein, and no such merger shall occur unless and until all persons at the time having an interest in the fee estate in the Premises and all persons (including Leasehold Mortgagee) having an interest in this Lease or in the estate of Landlord and Tenant shall join in a written instrument effecting such merger and shall duly record the same.

Execution Version

Section 13.8  Further Amendments. At Tenant’s request, Landlord shall amend this Lease to include any provision which may reasonably be requested by a current or proposed Leasehold Mortgagee; provided, however, that such amendment does not impair any of Landlord’s rights under this Lease, or materially increase the burdens or obligations of Landlord hereunder, or decrease the burdens or obligations of Tenant or assignee. Upon the request of any Leasehold Mortgagee, Landlord shall execute any additional instruments reasonably required to evidence such Leasehold Mortgagee’s rights under this Lease.

Section 13.9 Subordination of Lien. Landlord hereby subordinates any lien (contractual, statutory or otherwise) which Landlord may have or claim upon Tenant's chattels, movable and nonmovable fixtures, furniture, equipment, machinery, inventory and any other property now or hereafter located at the Premises to the lien of any commercial financing of Tenant. In the event Landlord shall take possession of the Premises for any reason, Landlord shall so notify Tenant’s lender and shall permit Tenant’s lender to remove such property therefrom. Landlord agrees to sign any forms required by Tenant's lenders acknowledging Landlord's subordination and such lenders' rights.

ARTICLE XIV – Liens on Landlord’s Property

Section 14.1. Liens Upon Landlord’s Property. No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord, and no mechanics or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve, alter or repair the Premises. Tenant shall pay promptly all persons furnishing labor and/or materials with respect to any work performed by Tenant or its contractor on or about the Premises. In the event any mechanic’s or other lien shall at any time be filed against the Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be so discharged or bonded within fifteen (15) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord including reasonable attorney’s fees incurred by Landlord either in defending against such lien or in procuring the bonding or discharge of such lien, shall be due and payable by Tenant to Landlord as Additional Rent. The obligations of Tenant under this Section 14.1 shall survive the termination or earlier expiration of this Lease.

ARTICLE XV – Subordination, Non-Disturbance and Attornment.

Section 15.1. Subordination. Subject to Section 15.2 hereof, Tenant's rights under this Lease are, and shall always be subordinate to the operation and effect of any mortgage or deed of trust or any other instrument of financing now or hereafter placed upon the Property, or any part thereof, by Landlord, or any renewal, modification, consolidation, replacement or extension of any such instrument (hereinafter collectively referred to as “Financing Instrument”). The foregoing sentence shall not be operative if the holder of the Financing Instrument elects to have Tenant's interest hereunder superior to the interest of the holder of such Financing Instrument. Subject to Section 15.2 hereof, this provision shall be self-operative and no further instrument of subordination shall be necessary, but Tenant shall execute promptly any instrument of subordination that Landlord may request.

Execution Version

Section 15.2 Non-Disturbance. Not later than fifteen (15) days after the date hereof, Landlord shall obtain in favor of Tenant, a non-disturbance agreement reasonably acceptable to Tenant from each and every existing holder or beneficiary of a Financing Instrument and shall obtain a non-disturbance agreement from any future superior ground lessee, mortgagee, and deed of trust beneficiary (each a “Superior Lienholder”), which non-disturbance agreement shall state that Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant so long as Tenant shall pay the rent and observe and perform in all material respects its obligations under this Lease (an “SNDA”). Notwithstanding anything to the contrary in this Article XV, any subordination of this Lease to a future Financing Instrument shall be conditioned upon Landlord’s delivery to Tenant of an SNDA from the Superior Lien Holder. In the event that Landlord fails to deliver to Tenant an SNDA from the holder of any existing Financing Instrument within said 15-day period, Tenant shall be entitled to terminate this Lease upon notice to Landlord and without the payment of any Early Termination Fee.

Section 15.2. Attornment. Tenant agrees that upon the sale or the placing of a mortgage on the Landlord’s Property or upon foreclosure or sale under a Financing Instrument to which this Lease is now or shall thereafter become subject and subordinate, this Lease shall remain in full force and effect and Tenant will attorn to the mortgagee or purchaser upon foreclosure, will pay to said mortgagee or purchaser all the rents and other monies required to be paid by Tenant hereunder and perform all of the other terms, covenants, conditions and obligations in this Lease contained as if said mortgagee or purchaser was the original Landlord herein.

ARTICLE XVI - Right of Entry

Section 16.1. Right of Entry. Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times and upon not less than three (3) days’ prior notice to Tenant to examine the same, and to show to prospective purchasers, mortgagees, or (in the last twelve (12) months of the Term or after the receipt from Tenant` of an early termination notice pursuant to Section 2.3 of this Lease) prospective lessees of the Premises, and to make such inspections, repairs, alterations, improvements or additions as Landlord may deem necessary or desirable at reasonable times and on reasonable advance notice to Tenant (except in the case of emergencies, in which case such notice shall be given as soon a reasonably practicable). If Tenant shall not be personally present to open and permit an entry onto said Premises, at any time, when for any reason an entry therein shall be immediately necessary or permissible as a result of an emergency, Landlord or Landlord’s agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Landlord shall be liable to Tenant and shall indemnify Tenant against any damage or injury Landlord’s negligence or willful misconduct in connection with any such entry. Absent an emergency, Tenant shall have the right to accompany Landlord or its representatives during any such entry. In entering the Premises for any such purpose, Landlord shall minimize any disruption to Tenant’s operations. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Premises or any part thereof, except as otherwise herein specifically provided.

ARTICLE XVII - Non-Liability and Indemnification.

Section 17.1. Non-Liability. Neither Landlord nor Landlord’s agents, officers, directors, shareholders, partners, members or principals shall be liable to Tenant or Tenant’s agents, employees, contractors, invitees or licensees or any other occupants of the Premises, and Tenant shall save Landlord and Landlord’s agents, and their respective agents, employees, contractors, officers, directors, shareholders, partners, members and principals harmless from any loss, cost liability, claim, damage, expense (including reasonable attorneys’ fees and disbursements), penalty or fine incurred in connection with or any damage to, or loss (by theft or otherwise) of, any of Tenant’s property or caused by operations in construction of any private, public or quasi-public work except to the extent due to the negligence or willful misconduct of Landlord or Landlord’s agents employees, contractors, invitees or licensees, without contributory negligence on the part of Tenant, its employees, agents, contractors, invitees or licensees. Landlord and Landlord’s agents shall not be liable, to the extent of Tenant’s insurance coverage, for any loss or damage to any person or property even if due to the negligence of Landlord or Landlord’s agents.

Execution Version

Section 17.2. Tenant’s Indemnification. Tenant hereby indemnifies Landlord and Landlord’s agents against liability in connection with or arising from (i) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming through or under Tenant during the Term, or (ii) any negligent or intentionally tortious acts or omissions of Tenant or any such person, or the contractors, agents, employees, invitees or licensees of Tenant or any such person, in or about the Premises either prior to, during or after the expiration of, the Term (including any renewal term) or (iii) any loss or damage arising from the failure of Tenant to perform any non-monetary obligation of Tenant hereunder beyond the expiration of any applicable cure period. If any action or proceeding shall be brought against Landlord or Landlord’s agents, based upon any such claim, Tenant additionally shall indemnify Landlord or Landlord’s agents for reasonable attorneys’ fees and disbursements in connection with such action or proceeding in which Landlord shall prevail. Tenant shall pay to Landlord as Additional Rent, within fifteen (15) days following rendition by Landlord to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to herein.

Section 17.3. Landlord’s Indemnification. Landlord hereby indemnifies Tenant and Tenant’s agents against liability in connection with or arising from (i) the use or occupancy or manner of use or occupancy of Landlord’s Property by Landlord or any person claiming through or under Landlord, or (ii) any negligent or intentionally tortious acts or omissions of Landlord or any such person, or the contractors, agents, employees, invitees or licensees of Landlord or any such person, in or about Landlord’s Property either prior to, during or after the expiration of, the Term (including any renewal term). If any action or proceeding shall be brought against Tenant or Tenant’s agents, based upon any such claim, Landlord additionally shall indemnify Tenant or Tenant’s agents for reasonable attorneys’ fees and disbursements in connection with such action or proceeding in which Tenant shall prevail. Landlord shall pay to Tenant, within fifteen (15) days following rendition by Tenant to Landlord of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to herein.

ARTICLE XVIII- Termination; Surrender; Holdover.

Section 18.1. Termination. This Lease and the tenancy hereby created shall cease and terminate at the end of the original Term hereof, or in the event of a validly exercised renewal option, at the end of such renewal term, without the necessity of any notice or termination from either Landlord or Tenant, and Tenant hereby waives notice to remove and agrees that Landlord shall be entitled to the benefit of law respecting summary recovery of possession of the Premises from a tenant holding over to the same extent as if statutory notice were given.

Section 18.2. Surrender Upon Termination of Term. Promptly upon the expiration or earlier termination of the Term of this Lease, Tenant shall yield up the Premises to Landlord clean and neat, and in the same condition, order and repair in which they are required to be kept throughout the Term of this Lease, ordinary wear and tear of the Premises, Alterations permitted hereunder, and damage by fire or other casualty excepted, and Tenant shall remove therefrom Tenant’s signs, goods and effects and any machinery, fixtures and equipment used in the conduct of Tenant’s trade or business and shall repair any damage caused by the installation or the removal thereof. All trade fixtures installed by Tenant in the Premises other than improvements made by Tenant to the Premises, shall remain the property of Tenant and shall be removable from time to time and also at the expiration of the Term of this Lease or other termination thereof, provided Tenant shall not at such time be in default under any covenant or agreement contained in this Lease; otherwise such fixtures shall not be removable and Landlord shall have a lien thereon to secure itself pursuant to the provisions thereof. In addition, upon such expiration or termination of the Term of this Lease, Tenant shall have all tanks located on the Property shall be left in the same condition as on the date hereof, reasonable wear and tear excepted, provided Tenant shall empty the tanks of all product, except for any “bottom” product that cannot be suctioned out of the tanks, and the same shall be done in compliance with all applicable laws.

Execution Version

Section 18.3. Failure to Surrender. If the Premises is not surrendered upon the expiration or earlier termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding Tenant or prospective Tenant founded upon such delay. In addition, in the event Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease without the execution of a new lease, without the consent of Landlord, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a tenant from month to month, at a monthly rental equal to one and one-quarter times the monthly Base Rent payable during the last full calendar month of the Term, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy.

ARTICLE XIX - Defaults by Tenant.

Section 19.1. Events of Default and Remedies. (i) If Tenant shall default in the payment of Rent, on the days and time and at the place that the same are made payable hereunder, and if such default shall continue for five (5) days after receipt of written notice from Landlord that such payment is past due; or (ii) if Tenant shall in any respect violate any of the terms, conditions or covenants herein contained, and if Tenant shall fail to commence to cure said default within thirty (30) days after notice of said default from Landlord and, thereafter diligently continue to affect such cure, then Tenant shall be in breach hereof and Landlord may elect to either (a) terminate this Lease by written notice to Tenant on a date to be specified in said notice, not less than ten (10) days after the giving thereof; and upon the date specified in said notice, this Lease and the Term shall (except for the continued liability of Tenant as hereinafter provided) expire and come to an end as fully and completely as if the date specified in said notice were the date definitely fixed in this Lease for the expiration of the Term and Tenant shall quit and surrender the Premises, on or before the said date, to Landlord, without cost or charge to Landlord, (b) re-enter and repossess the Property, together with any and all improvements thereon and additions thereto, and/or (c) pursue any remedy permitted by law or equity for the enforcement of the provisions hereof. Except as otherwise specifically provided herein, upon any expiration or termination, neither Tenant or Tenant’s creditors and representatives shall thereafter have any right, legal or equitable, in or to the Premises, any portion thereof, or in or to the possession of same, or in, to order under this Lease. Tenant hereby waives any and all right of redemption which may then be provided by law.

Section 19.2. Bankruptcy or Insolvency. If any sale of Tenant’s interest in the Premises created by this Lease shall be made under execution or similar legal process, or if Tenant shall be adjudicated a bankrupt or insolvent, or if a receiver or trustee shall be appointed for its business or property, or if a petition shall be filed under the Federal or any state bankruptcy act for a corporate reorganization of Tenant or an arrangement with its creditors, or if Tenant shall make an assignment for the benefit of creditors or initiate proceedings for the benefit of any insolvency law, or if in any other manner Tenant’s interest under this Lease shall pass to another by operation of law, then, in any of said events, Tenant shall be deemed to have committed a material breach of this Lease and Landlord may, at its option, re-enter the Premises and declare this Lease and the tenancy hereby created terminated; and further may exercise any remedy allowed pursuant to the terms hereof for default. If at any time, Landlord shall have reasonable grounds for insecurity with respect to Tenant’s performance under the terms of this Lease, Landlord may demand adequate assurance of due performance by Tenant, and if Landlord does not receive such assurance within five (5) days from the date of its demand, Tenant shall be deemed to have committed a material breach of this Lease and Landlord may, at its option, re-enter the Premises and declare this Lease and tenancy hereby created terminated, and further may exercise any remedy allowed pursuant to the terms hereof for default.

Execution Version

Section 19.3. Delinquent Rent. Landlord shall be entitled to receive, and Tenant shall be obligated to pay as Additional Rent hereunder upon demand, the lesser of: (i) interest at the rate of twelve percent (12%) per annum or (ii) the maximum rate of interest allowed by law, upon any delinquent payment of Rent or upon any delinquency in the payment of any other sum due from Tenant under this Lease, computed from the fifth day of such delinquency for the first such delinquency and computed from the first day of such delinquency for each successive delinquency.

Section 19.4. Tenant’s Liability in Event of Default. If, as a consequence of a default by Tenant hereunder, Landlord terminates this Lease or Tenant’s possession of the Premises prior to the scheduled expiration of the Lease, then Landlord shall be entitled to the following amounts as its sole monetary remedy and as agreed liquidated damages: (i) the reasonable cost of restoring the Premises to the condition required by Section 18.2 hereof, as if the date of termination were the last day of the Term, and (ii) the Early Termination Fee that would be due to Landlord from Tenant if Tenant had exercised the Early Termination Option effective as of the date of the termination by Landlord pursuant to this Article XIX.

Section 19.5.  Right to Relet the Premises. If this Lease should be terminated as provided in Section 19.1 above, Landlord may, at Landlord’s option, (i) re-let the Premises or any part or parts thereof without any rights of Tenant for the remainder of the Term as herein originally specified or (ii) re-let the Premises or any part or parts thereof for a period extending beyond the date when this Lease would have expired but for such prior expiration on default or for such re-entry and termination.

Section 19.6. Definition: Rent. Any and all mention in this Lease of “Rent” shall be deemed to refer to the Base Rent plus all Additional Rent and such additional sums as Tenant shall be obligated to pay to Landlord under any of the terms, covenants and conditions of this Lease, whether or not designated or indicated herein to be payable as Additional Rent.

ARTICLE XX - Landlord.

Section 20.1. Definition of Landlord. The term “Landlord” as used in this Lease means only the owner or the mortgagee in possession for the time being of Landlord’s Property or the holder of a lease on Landlord’s Property thereunder so that in the event of any sale of said Land or an assignment of this Lease or any underlying lease or a demise of Landlord’s Property, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder upon the purchaser, assignee or lessee assuming and agreeing to observe and perform, in writing, all obligations of Landlord hereunder, without the necessity of any consent or approval of Tenant. The provisions of the preceding sentence shall be applicable to any successor Landlord.

Section 20.2. No Personal Liability. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of Landlord, with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord or such successor in interest in Landlord’s Property (plus any proceeds from a sale of Landlord’s Property) for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by such successor in interest of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of personal liability to be absolute and without any exception whatsoever.

Execution Version

Section 20.3. Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days or such additional time as is reasonably required through the use of Landlord’s commercially reasonable best efforts to correct any such default after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. In the event of an occurrence of a default by Landlord, beyond the expiration of the cure periods provided in the foregoing sentence, Tenant shall have the right to terminate this Lease, recover from Landlord any damages suffered by Tenant as a result of such default and avail itself of any other remedies that may be available to Tenant at law or in equity. In addition thereto, (i) Tenant shall have the right to specifically enforce the obligations of Landlord hereunder through judicial proceeding or otherwise, and (ii) in the event the Landlord fails to provide any Required Utility Service required to be provided by Landlord hereunder in violation of this Lease, and such failure continues for a period of three (3) days after Tenant notifies Landlord thereof, or Landlord fails to perform any other obligations required to be provided by Landlord hereunder and such failure constitutes a breach of this Lease, which is not cured within the cure period set forth above, and, Tenant shall have the right to perform such obligation at the expense of Landlord, and Landlord shall promptly reimburse Landlord upon demand therefore and, in the event Landlord fails to reimburse Tenant within fifteen (15) days of demand, Tenant shall be entitled to set off up to fifty percent (50%) of each monthly payment of Base Rent payable hereunder up to the amounts owed to Tenant.

ARTICLE XXI - Miscellaneous.

Section 21.1. Relationship of Parties. Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Landlord and Tenant.

Section 21.2. Effectiveness of Lease: Except as otherwise provided herein, the submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by both Landlord and Tenant

Section 21.3. Recordation: Neither party shall record this Lease or any memorandum thereof without the express written consent of the other party, which consent shall not be unreasonably withheld; provided, Tenant shall be entitled to record a memorandum if required by a leasehold mortgagee. The party requesting recordation shall pay the recording costs and taxes. If the Lease is recorded, Tenant agrees upon the expiration or early termination hereof to deliver to Landlord in recordable form a termination of the Lease.

Section 21.4. Notices: All notices from Tenant to Landlord shall be sent by registered or certified mail, return receipt requested and addressed to Landlord at: 7201 Standard Drive, Hanover, Maryland 21076, Attn: Mr. Steven J. Grebow. All notices from Landlord to Tenant shall be sent by registered or certified mail, return receipt requested and addressed to Tenant [at the Premises]. Either party may from time to time designate in writing by registered mail a substitute address and thereafter all notices shall be sent to such substitute address.

Section 21.5.  Injury From Leakage, Steam: Landlord shall not be liable to Tenant, its agents, employees, contractors, customers or other visitors for any injury or damage to person or property resulting from falling plaster, steam, gas, electricity, water, rain, snow or dampness which may leak or issue from or through any part of the Premises or from pipes, appliances, or plumbing.

Execution Version

Section 21.6. INTENTIONALLY DELETED.

Section 21.7. Trial by Jury: Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, and any statutory remedy.

Section 21.8.  Successors and Assigns. This Lease and the covenants, terms and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assignees of Tenant to whom an assignment by Tenant has been consented to in writing by Landlord.

Section 21.9  Interpretation. It is agreed that if any provision of this Lease shall be determined to be void by any court of competent jurisdiction then such determination shall not affect any other provision of this Lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid. Reference to masculine, feminine or neuter gender shall include proper genders as the case may be. The captions at the beginning of each Article and Section of this Lease are for convenience only and not a part of this Lease. This Lease shall be interpreted in accordance with the laws of the State of Maryland.

Section 21.10.  Remedies Cumulative. The failure of Landlord to insist in any one or more instances upon the performance of any of the covenants or conditions of this Lease or to exercise any right or privilege herein conferred shall not be construed as thereafter waiving or relinquishing Landlord’s right to the performance of any such covenants, conditions, rights or privileges, and the same shall continue and remain in full force and effect, and the waiver of one default or right shall not constitute waiver of any other default, and the receipt of any Rent by Landlord from Tenant or any assignee or subtenant of Tenant, whether the same be Rent that originally was reserved or that which may become payable under any covenants herein contained, or of any portion thereof, shall not operate as a waiver of the right of Landlord to enforce the payment of the Rent or of any of the other obligations of this Lease by such remedies as may be appropriate, and shall not waive or avoid the right of Landlord at any time thereafter to elect to terminate this Lease, on account of such prohibited assignment, sub-letting, transferring of this Lease or any other breach of any covenant or condition herein contained, unless evidenced by Landlord’s written waiver thereof.

Section 21.11.  Entire Agreement. This Lease contains the entire agreement between the parties hereto; and any agreement hereafter or heretofore made shall not operate to change, modify, terminate or discharge this Lease in whole or in part unless such agreement is in writing and signed by each of the parties hereto. Landlord has made no representations or promises with respect to the Premises except as are herein expressly set forth.

Section 21.12.  Certificates by Landlord and Tenant. Either party shall, upon not less than ten (10) days prior written notice from the other, furnish to the requesting party a written statement certifying that (i) this Lease is unmodified and in full force and effect (or, if there have been modifications that the same is in full force and effect as modified, and stating the modifications), (ii) this Lease, as modified, constitutes the entire agreement between the parties with respect to the Premises, or, if it does not, then stating the additional agreements (oral or written) that are a part of this Lease, (iii) the dates to which the Rent and other charges have been paid, (iv) the commencement and expiration dates of this Lease and what renewal options have been exercised, (v) to the best knowledge of the signer of such certificate, the other party is not in default in performance of any covenant, agreement, or condition in this Lease or stating in what respect such other party is in default, (vi) such party has no claims against the other party or stating the nature and amount of such claims and (vii) that such party has no defenses to the enforcement of this Lease, or identifying such defenses. Any such statement may be relied upon by any prospective purchaser of Landlord’s interest, any mortgagee thereof, any assignee of any mortgage upon the Premises, any prospective assignee or sublessee of Tenant’s interest in this Lease or any mortgagee thereof, or any assignee of any mortgagee upon the leasehold estate hereby created.

Execution Version

Section 21.13. Brokers. Landlord and Tenant each covenant, warrant and agree with the other that no person, company, firm, corporation or other entity, has acted as a broker or performed any work for which it is entitled to brokerage commissions, finder’s fees or any other monies and each of the parties hereto, respectively, agree to indemnify and save each other harmless from and against all judgments, suits, costs, and expenses which either party may incur by reason of any action or claim for commissions by any other such person, firm, company, corporation, or other entity by reason of this Lease transaction, except as such judgments, etc., that may arise by reason of one party’s breach of the foregoing representation and warranty.

Section 21.14. Definition: Mortgage. Whenever the term mortgage is used herein, it shall be deemed to include deed of trust or other written security agreement which results in a lien on property, whether real, personal or mixed, and the term “mortgage” shall include the beneficiary of a deed of trust and unless the context shall otherwise require, the term “mortgagee” shall refer to the permanent mortgage and not a construction mortgage. Unless the context otherwise requires, “mortgage” shall mean such mortgage or mortgages from time to time in effect, secured by the Premises. This Section 21.14 shall not apply with respect to Article XIII.

Section 21.15. Corporate Tenants. In the event Tenant is a corporation, Tenant hereby covenants and warrants that: Tenant is a duly constituted corporation qualified to do business in Maryland; all Tenant’s franchises and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and that the persons executing this Lease are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

Section 21.16. Entire Agreement. This Lease, including all exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior oral and written understandings or agreements.

Section 21.17. Severability. Each provision hereof is intended to be severable. If any term or provision is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Lease.

Section 21.18. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to conflict of law principles thereof.

Section 21.19. Counterparts.  This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature appear on next page.]

Execution Version

IN WITNESS WHEREOF the parties hereto, by the properly authorized persons and with their respective seals attached, have duly executed this Lease as of the day and year first above written.

ATTEST/WITNESS:	LANDLORD:

PENNINGTON PARTNERS, LLC

	By:	Pennington Holdings, LLC,
Authorized Member

	By:	/s/ Steven J. Grebow	(Seal)
Steven J. Grebow,
Authorized Member

ATTEST/WITNESS:		TENANT:

NEW GENERATION BIOFUELS HOLDINGS, INC.

/s/ Cary J. Claiborne	By:	/s/ David A. Gillespie	(Seal)
	Name:	David A. Gillespie
	Title:	President

Exhibit A-1
Landlord’s Property Description

[See attached]

Exhibit A-1
Premises Description

[See attached]

Exhibit B
Title Exceptions

[See attached]

Exhibit C
Landlord and Tenant Work Exhibit

[See attached]

Exhibit D
Prior Contracts

[See attached]

Exhibit E
Environmental Information Provided to Tenant

[See attached]

Exhibit F
Required Utility Services

[See attached]